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                                        Exhibit 11
                                        ----------




                      CORTLAND BANCORP AND SUBSIDIARIES

            STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
            -----------------------------------------------------

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
                                                                                Years ended December 31,
                                                                          ---------------------------------------
                                                                            1995           1994            1993
                                                                          --------       --------        --------
Average shares outstanding                                                1,022,138      1,003,356        988,722

Net Income ($000 Omitted)                                                 $   3,289        $ 3,083        $ 2,250

Earnings per share                                                        $    3.22        $  3.07        $  2.28




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